Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(118,590)
Unrealized Gain (Loss) on Market Value of Commodity Futures	48,409
Dividend Income	23,898
Interest Income	11,385
Total Income (Loss)	$(34,898)

Expenses
General Partner Management Fees	$5,124
Professional Fees	15,181
Brokerage Commissions	170
Directors' Fees and insurance	169
License fees	127
Total Expenses	$20,771
Net Income (Loss)	$(55,669)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 9/1/25	$10,500,790
Net Income (Loss)	(55,669)

Net Asset Value End of Month	$10,445,121
Net Asset Value Per Share (1,350,000 Shares)	$7.74

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596